SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2002
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921  (719) 481-7000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

On July 26, 2002, Ramtron International Corporation (the "Registrant") replaced Arthur Andersen LLP ("Arthur Andersen") as the principal accountant for the Registrant and its affiliates. For the past two fiscal years, the reports of Arthur Andersen did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to replace Arthur Andersen was approved by the Audit Committee of the Board of Directors of the Registrant.

In connection with the audits of the Registrant's financial statements for each of the two most recent fiscal years ending December 31, 2000 and December 31, 2001 and in the subsequent interim period preceding Arthur Andersen's replacement, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the matter in their report.

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On July 26, 2002, the Registrant engaged as its new principal accountant KPMG
LLP. During the two most recent fiscal years and through the date of their appointment, the Registrant has not consulted with KPMG on matters of the type contemplated by Item 304(a)(2) of Regulation S-K.

The Registrant provided Arthur Andersen LLP with a copy of the foregoing disclosures. Arthur Andersen has informed the Registrant that due to its current difficulties, it will be unable to respond to the Company's filing stating its agreement or disagreement with such statements.

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Forma Financial Information - Not Applicable
     (c)  Exhibits - Not Applicable

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
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                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated July 26, 2002

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